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                                                                   EXHIBIT 10.82

                                 PROMISSORY NOTE

$100,000,000
January 9, 2004                                               New York, New York

                  FOR VALUE RECEIVED, NEW YORK MORTGAGE FUNDING, LLC, a New York limited liability company (the "Borrower"), hereby promises to pay to the order of GREENWICH CAPITAL FINANCIAL PRODUCTS, INC. (the "Lender"), at the principal office of the Lender at 600 Steamboat Road, Greenwich, Connecticut 06830, in lawful money of the United States, and in immediately available funds, the principal sum of ONE HUNDRED MILLION DOLLARS ($100,000,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Advances made by the Lender to the Borrower under the Loan Agreement), on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of each such Advance, at such office, in like money and funds, for the period commencing on the date of such Advance until such Advance shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

                  The date, amount and interest rate of each Advance made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof; provided, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Loan Agreement or hereunder in respect of the Advances made by the Lender.

                  This Note is the Note referred to in the Master Loan and Security Agreement dated as of January 9, 2004 (as amended, supplemented or otherwise modified and in effect from time to time, the "Loan Agreement") between the Borrower, and the Lender, and evidences Advances made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Loan Agreement.

                  The Borrower agrees to pay all the Lender's costs of collection and enforcement (including reasonable attorneys' fees and disbursements of Lender's counsel) in respect of this Note when incurred, including, without limitation, reasonable attorneys' fees through appellate proceedings.

                  Notwithstanding the pledge of the Collateral, the Borrower hereby acknowledges, admits and agrees that the Borrower's obligations under this Note are recourse obligations of the Borrower to which the Borrower pledges its full faith and credit.

                  The Borrower, and any indorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayments of this Note, (b) expressly agree that this Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further Collateral, the release of any Collateral for this Note, the release of any party primarily or secondarily liable hereon, and (c) expressly agree that it will not be necessary for the Lender, in order to enforce payment of this Note, to first institute or exhaust the Lender's remedies

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against the Borrower or any other party liable hereon or against any Collateral for this Note. No extension of time for the payment of this Note, or any installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of the Borrower, even if the Borrower is not a party to such agreement; provided, however, that the Lender and the Borrower, by written agreement between them, may affect the liability of the Borrower.

                  Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Note. Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Note.

                  Any enforcement action relating to this Note may be brought by motion for summary judgment in lieu of a complaint pursuant to Section 3213 of the New York Civil Practice Law and Rules. The Borrower hereby submits to New York jurisdiction with respect to any action brought with respect to this Note and waives any right with respect to the doctrine of forum non conveniens with respect to such transactions.

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                  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF
THE STATE OF NEW YORK (WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE BUT WITH REFERENCE TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY
ITS TERMS APPLIES TO THIS NOTE) WHOSE LAWS THE BORROWER EXPRESSLY ELECTS TO
APPLY TO THIS NOTE. THE BORROWER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE OR ARISING OUT OF THIS NOTE MAY BE COMMENCED IN THE SUPREME COURT OF THE STATE OF NEW YORK, BOROUGH OF MANHATTAN, OR IN THE DISTRICT COURT OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK.

                                                  NEW YORK MORTGAGE FUNDING, LLC

                                                  By:    /s/ Steven B. Schnall
                                                  Name:      Steven B. Schnall
                                                  Title:     President